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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-46240, 033-47533, 033-80606, 033-94706, 333-11757, 333-53036, 333-85558, 333-145201 and 333-145199) of Tetra Tech, Inc. of our report dated November 21, 2007, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 21, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
November 21, 2007

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  EXHIBIT 23